                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT


         The following table sets forth the direct and indirect subsidiaries of First McMinnville Corporation at December 31, 2001. Such subsidiary is wholly owned by the Company and it is included in the Company's consolidated financial statements:

                                         Jurisdiction of    Percentage of Voting
              Subsidiary                  Incorporation       Securities Owned
              ----------                 ---------------    --------------------
The First National Bank of McMinnville       Federal                100%

First Community Title & Escrow Company       Tennessee              100%(1)

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(1) Owned by The First National Bank of McMinnville.